Exhibit 99.1

Kimberly-Clark Corporation Announces Expiration and Final Results of Exchange Offers for Kenvue Notes

DALLAS, November 3, 2026 – Kimberly-Clark Corporation (NASDAQ: KMB) (“Kimberly-Clark”) announced today the final results of the offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes (the “Kenvue Notes”) issued by Kenvue LLC (as successor in interest to Kenvue Inc.) (“Kenvue”) for up to $7,000,000,000 aggregate principal amount of new notes to be issued by Kimberly-Clark (the “Kimberly-Clark Notes”) and cash and related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) made by Kimberly-Clark on behalf of Kenvue to adopt certain amendments (the “Amendments”) to the indenture governing the Kenvue Notes (the “Kenvue Indenture”). The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on November 2, 2026 (the “Expiration Date”).

As of the Expiration Date, the principal amounts of Kenvue Notes set forth in the table below had been validly tendered and not validly withdrawn:

Title of Series of Kenvue Notes	CUSIP/ISIN No. of Kenvue Notes(1)	Principal Amount Outstanding	Principal Amount Tendered as of 5:00 p.m., New York City time, on November 2, 2026	Percentage of Outstanding Principal Amount Tendered
5.050% Senior Notes due 2028	49177JAF9 / US49177JAF93	$1,000,000,000	$739,347,000	73.93%
5.000% Senior Notes due 2030	49177JAH5 / US49177JAH59	$1,000,000,000	$846,989,000	84.70%
4.850% Senior Notes due 2032	49177JAS1 / US49177JAS15	$750,000,000	$702,706,000	93.69%
4.900% Senior Notes due 2033	49177JAK8 / US49177JAK88	$1,250,000,000	$1,152,617,000	92.21%
5.100% Senior Notes due 2043	49177JAM4 / US49177JAM45	$750,000,000	$728,377,000	97.12%
5.050% Senior Notes due 2053	49177JAP7 / US49177JAP75	$1,500,000,000	$1,478,073,000	98.54%
5.200% Senior Notes due 2063	49177JAR3 / US49177JAR32	$750,000,000	$727,930,000	97.06%

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Kenvue Notes. Such CUSIP numbers are provided solely for the convenience of the holders of Kenvue Notes.

The Exchange Offers and Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 28, 2026 (as amended from time to time, the “Offering Memorandum”).

As of 5:00 p.m., New York City time, on October 9, 2026 (the “Early Participation Date”), requisite consents were received for adopting the Amendments and a supplemental indenture to the Kenvue Indenture containing the Amendments was executed. The Amendments will become operative only upon settlement of the Exchange Offers, which is expected to occur on November 4, 2026 (the “Settlement Date”).

For each $1,000 principal amount of Kenvue Notes validly tendered (and not validly withdrawn before the Early Participation Date) and accepted by Kimberly-Clark (i) at or prior to 5:00 p.m., New York City time, on the Early Participation Date, participating holders of such Kenvue Notes were eligible to receive $970 in principal amount of Kimberly-Clark Notes (the “Exchange Consideration”), an early participation premium, payable in principal amount of Kimberly-Clark Notes, of $30 (the “Premium”), and $1.00 in cash (the “Cash Payment”) and (ii) after 5:00 p.m., New York City time, on the Early Participation Date but at any time at or prior to the Expiration Date, participating holders of such Kenvue Notes were eligible receive the Exchange Consideration and the Premium. The Premium and the Cash Payment will be paid on the Settlement Date to the noteholder of record on the Expiration Date.

The Kimberly-Clark Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Kimberly-Clark will not accept any tender that would result in the issuance of less than $2,000 principal amount of any series of Kimberly-Clark Notes.

Each series of Kimberly-Clark Notes will have the same interest rate, interest payment dates, maturity date and optional redemption prices as the corresponding series of Kenvue Notes. No accrued and unpaid interest is payable upon acceptance of any Kenvue Notes for exchange in the Exchange Offers and Consent Solicitations. However, the first interest payment on any Kimberly-Clark Notes will include the accrued and unpaid interest on the Kenvue Notes tendered in exchange therefor so that a tendering Eligible Holder (as defined below) will receive the same interest payment it would have received had its Kenvue Notes not been tendered in the Exchange Offers and Consent Solicitations. For the avoidance of doubt, Kenvue will remain responsible for paying any interest that accrues on any Kenvue Notes and is payable on any interest payment date occurring prior to the Settlement Date, as well as any interest that is required to be paid on Kenvue Notes that remain outstanding following the Settlement Date. The Kimberly-Clark Notes will be general, unsecured senior obligations of Kimberly-Clark and will rank equally in right of payment with all of Kimberly-Clark’s existing and future unsecured senior indebtedness, liabilities and other obligations and will be effectively subordinated to all of Kimberly-Clark’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Kimberly-Clark Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or securities laws of any state or any other jurisdiction. Unless registered, the Kimberly-Clark Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations were only made, and the Kimberly-Clark Notes were only offered and will only be issued, (a) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act and (b) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and (if a resident in a member state of the European Economic Area) such person is not a “EEA retail investor” or (if a resident in the United Kingdom) such person is not a “UK retail investor” (as defined in the Offering Memorandum) or (if resident in Canada) it is a “non-U.S. Canadian qualified offeree” (such persons, “Eligible Holders”). Eligible Holders who are located or resident outside of the United States may be subject to other eligibility criteria. Only Eligible Holders who properly completed and returned the eligibility letter were authorized to participate in the Exchange Offers.

The Exchange Offers and Consent Solicitations were made only pursuant to the Offering Memorandum. The Exchange Offers were not made to holders of Kenvue Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Kimberly-Clark Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Kimberly-Clark Notes offered in the Exchange Offers have not been registered under the Securities Act or any state securities laws. Therefore, the Kimberly-Clark Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Kimberly-Clark

Kimberly-Clark (NASDAQ: KMB) is the preeminent global health and wellness leader, built to deliver extraordinary care. Our portfolio of iconic personal care and consumer health brands, including Huggies, Listerine, Cottonelle, Neutrogena, Depend, Tylenol, Kleenex, Johnson’s Baby, Kotex and Scott, serves consumers across every stage of life in more than 175 countries. We combine consumer-led innovation, leading brand-building and commercial capabilities, and a fast and agile operating model to raise the standard of care for billions of people around the world. We are committed to using sustainable practices designed to support a healthy planet, build strong communities, and enable our business to thrive for decades to come. The KMB stock is a large cap growth and value stock and core S&P 500 equity held by more than 400 Exchange Traded Funds. Kimberly-Clark is considered a Dividend Aristocrat, having paid a dividend for 92 consecutive years and increasing its dividend in each of the past 54 consecutive years.

Forward Looking Statements

Certain statements contained in this press release, including the expected timing of settlement of the Exchange Offers, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. There can be no assurance that these future events will occur as anticipated or that our results will be as estimated. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond our control. Forward-looking statements are based upon the expectations and beliefs of the management of Kimberly-Clark as of the date they were made and speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would,” the negative of these words, other terms of similar meaning or the use of future dates.

The assumptions used as a basis for the forward-looking statements include many estimates. Many factors outside our control could affect the realization of these estimates. Additional information and factors concerning these risks, uncertainties and assumptions can be found in Kimberly-Clark’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the risk factors discussed in Kimberly-Clark’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC. Forward-looking statements included herein are made only as of the date hereof and Kimberly-Clark undertakes no obligation to update any forward-looking statements, or any other information in this press release, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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